SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): April 24, 2009

Commission File No. 0-26669

Can-Cal Resources Ltd.
(Name of Small Business Issuer in its charter)

Nevada	88-0336988
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

2500 Vista Mar Drive, Las Vegas, NV 89128
(Address of principal executive offices)

(702) 243-1849
(Issuer's telephone number)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On April 24, 2009, the British Columbia Securities Commission (“BCSC”) notified Can-Cal Resources, Ltd. (“Can-Cal” or the Company”) of its decision to partially revoke the cease trade order (the “CTO”) that the BCSC issued on February 4, 2008, as to all outstanding shares of Can-Cal, conditioned upon Can-Cal’s agreement to rescind the prior sale of certain securities, which sales were in part the subject of the CTO.   The partial revocation of the CTO was effective April 24, 2009.

The BCSC had previously determined the Company engaged in the sale on securities to various individuals and entities during the period between October 2004 through December 2007, and that a portion of these sales were sold without an exemption to the British Columbia, Canada, securities laws that require the delivery of a prospectus in connection with the sale of securities.

In revoking the CTO, the BSCS required that Can-Cal rescind all sales to British Columbia residents who purchased the securities of Can-Cal without the required exemptions (“Non-accredited Purchasers”).  In meeting this condition, Can-Cal will rescind the sale of an approximate total of 263,348 shares of common stock of the Company and return a total of $72,912.76 of investment funds to the Non-accredited Purchasers.   The CTO will remain on all shares sold to Non-accredited Purchasers.

On April 28, 2009, the Company issued a press release regarding the revocation of the CTO, which is attached as Exhibit 99.2 to this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

EXHIBIT NUMBER	DESCRIPTION	LOCATION

99.2	Press release issued April 28, 2009	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated April 28, 2009

Can-Cal Resources Ltd.

By:	/s/ Ronald D. Sloan
Ronald D. Sloan
Chief Executive Officer